UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 23, 2011

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On March 23, 2011, Nautilus, Inc. (the “Company”) entered into a Receivables Purchase Agreement (the “Agreement”) with Monterey Financial Services, Inc. (“MFS”). Pursuant to the Agreement, the Company may offer and sell to MFS loan contracts entered into by consumers in connection with purchases of the Company’s products. The Company may offer financing arrangements contemplated for ultimate sale to MFS to customers whose credit applications have been declined by GE Money Bank, the Company’s primary consumer financing provider.

The Agreement sets forth pricing terms and fees applicable to the Company in connection with the purchase and sale of consumer loan contracts under the Agreement. Upon the occurrence of certain events, including fraud, widespread product failure, and/or a default by a consumer of its first payment obligation under the applicable consumer loan contract, MFS may be permitted to require the Company to repurchase the affected consumer loan contract(s).

The Agreement is effective until March 23, 2012, and is automatically renewed for successive one-year terms unless the contract is terminated by either party. The Agreement may be terminated by either party upon not less than 30 days prior written notice.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

March 29, 2011	By:	/S/ KENNETH L. FISH
(Date)		Kenneth L. Fish
Chief Financial Officer

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